EXHIBIT 99.1

Republic Bancorp, Inc. Reports a Substantial Increase in Net Income for the Fourth Quarter of 2009 and a 25% Increase in Net Income for 2009

January 14, 2010

Contact: Kevin Sipes
Executive Vice President and Chief Financial Officer
(502) 560-8628

Louisville, KY – Republic Bancorp, Inc. is pleased to report net income of $3.8 million for the fourth quarter of 2009, a $3.2 million increase over the fourth quarter of 2008. Diluted Earnings per Class A Common Share increased to $0.19 for the quarter. For the year ended December 31, 2009, the Company achieved net income of $42.1 million, an $8.5 million, or 25%, increase over the same period in 2008. Diluted Earnings per Class A Common Share increased 25% for the year ended December 31, 2009 to $2.02. “While the banking sector continues to experience many challenges resulting from the current economic environment, the Company once again reported solid results for the fourth quarter and for the year. Republic’s success in 2009 is a reflection of the Company’s diligent asset quality administration, our strategic focus across all business segments, a strong capital position and our dedication to superior customer service,” commented Steve Trager, Republic’s President and Chief Executive Officer.

Republic Bancorp, Inc. (“Republic” or the “Company”) (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company and Republic Bank.

The following chart highlights Republic’s fourth quarter and year ended December 31, 2009 financial performance compared to the same periods in 2008:

	Quarter Ended		Year		%
(dollars in thousands, except per share data)	12/31/09	12/31/08	2009	2008	Increase

Net Income	$3,844	$604	$42,131	$33,652	25%
Diluted Earnings per Class A Share	$0.19	$0.03	$2.02	$1.62	25%
Return on Average Assets ("ROA")	0.48%	0.07%	1.23%	1.04%	18%
Return on Average Equity ("ROE")	4.85%	0.87%	13.77%	12.58%	9%

Results of Operations for the Fourth Quarter of 2009 Compared to the Fourth Quarter of 2008

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income derived from the Company’s Core Banking operations increased from $3.6 million during the fourth quarter of 2008 to $5.3 million during the fourth quarter of 2009.

Core Banking net interest income declined by $2.6 million for the fourth quarter of 2009 compared to the same period in 2008, as the Core Banking’s net interest margin decreased to a still solid 3.79% for the quarter. “One of the most important components of our success during the past year was our solid net interest margin and our ability to attract low cost checking and money market accounts, growing these account balances $150 million during 2009. While we remained focused on lowering our cost of funds throughout the year, we also took advantage of the historically low interest rate environment and bought future protection from rising rates by extending maturities on Federal Home Loan Bank advances. Additionally, we continued to keep much of our excess cash invested in very short-term, immediately repricing cash-like instruments throughout the year. While we sacrificed short-term net interest margin with these strategies, we better positioned the Company for a future rise in interest rates,” noted Steve Trager.

Core Banking non interest income increased by $7.7 million during the fourth quarter of 2009 to $8.3 million. Mortgage banking income increased by $1.9 million during the fourth quarter, as the Company continued to produce a high level of secondary market mortgage originations. For the year, total secondary market mortgage originations more than doubled to $556 million from $235 million in 2008. In addition, the Company incurred no impairment charges during the fourth quarter of 2009, while during the fourth quarter of 2008 the Company incurred a $1.2 million impairment charge for its Mortgage Servicing Rights (“MSRs”) and a $6.9 million impairment charge associated with its small private label security portfolio.

Core Banking non interest expenses decreased $965,000, or 4%, for the fourth quarter of 2009 to $21.9 million. For the fourth quarter of 2009, the Company recorded a credit to its incentive compensation accruals of $1.8 million compared to a credit of only $575,000 for the fourth quarter of 2008.

“Although the Company’s nonperforming loans and charge-offs remained substantially better than peer averages, we continued to increase our general loss reserves through higher loan loss provisioning during the fourth quarter in cautious recognition of the current economic environment. Unemployment at modern high levels continued to negatively impact borrowers’ abilities to pay across all loan types. As a result, the Core Banking provision for loan losses rose from $2.1 million during the fourth quarter of 2008 to $6.5 million during the fourth quarter of 2009, raising the Company’s allowance for loan losses as a percent of total loans to 1.01% at year end,” added Steve Trager.

Tax Refund Solutions (“TRS”)

TRS, which derives substantially all of its revenues during the first and second quarters of the year, historically operates at a net loss during the third and fourth quarters of the year, as the Company prepares for the upcoming tax season. TRS’ net loss was $1.5 million for the fourth quarter of 2009 compared to a net loss of $3.0 million for the same period in 2008.

As in the prior year, the Company will once again utilize its traditional funding sources to fund its first quarter 2010 refund anticipation loan volume. In order to ensure that the funding is in place, Republic began additional borrowing during the fourth quarter of 2009, primarily in the form of brokered deposits. As a result, the Company incurred funding costs for the first quarter 2010 program in the 2009 calendar year. Overall, TRS contributed negative net interest income of $173,000 for the fourth quarter of 2009 compared to negative net interest income of $2.2 million for the fourth quarter of 2008. The improvement from the fourth quarter of 2008 was due to the current low interest rate environment.

CONCLUSION

“In this difficult economic environment, I am pleased to say that our commitment to growing the Company in a safe and sound manner is as strong as ever. We continue to execute our fundamental strategy, which is to build long-term client relationships, as we seek the opportunities to grow our franchise that comes with disruption in the market. This is the main reason we have continued to perform at high levels during stressed economic times such as the current environment,” further commented Steve Trager.

“As we close 2009, we look to the promise of a new year and a new decade. Our goals for the coming year are simple: sustain our strong net interest margin, grow our low cost deposits and loan portfolio, maintain our good credit quality, seek potential acquisition opportunities and expand our customer base, all in order to provide a sound, long-term investment for our shareholders. All of our associates, with the support of our loyal shareholders, are ready to face the challenges of the coming year head-on as we strive to remain one of the highest performing financial institutions in the country. As always, ‘We were here for you yesterday. We are here for you today. We will be here for you tomorrow.™’”concluded Steve Trager.

Republic Bancorp, Inc. (Republic) has 44 banking centers and is the parent company of: Republic Bank & Trust Company with 35 banking centers in 13 Kentucky communities - Bowling Green, Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana: Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey, New Port Richey and Temple Terrace, Florida as well as Cincinnati, Ohio. Republic operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.9 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic's Class A Common Stock is listed under the symbol 'RBCAA' on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow. ®

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Republic's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2008 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2009 Earnings Release
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Dec. 31, 2009	Dec. 31, 2008
Assets:
Cash and cash equivalents	$1,068,179	$616,303
Investment securities	467,235	904,674
Mortgage loans held for sale	5,445	11,298
Loans	2,268,232	2,303,857
Allowance for loan losses	(22,879)	(14,832)
Federal Home Loan Bank stock, at cost	26,248	25,082
Premises and equipment, net	39,380	42,885
Goodwill	10,168	10,168
Other assets and accrued interest receivable	56,760	39,933
Total assets	$3,918,768	$3,939,368

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$318,275	$273,203
Interest-bearing	2,284,206	2,470,166
Total deposits	2,602,481	2,743,369

Securities sold under agreements to repurchase and other short-term borrowings	299,580	339,012
Federal Home Loan Bank advances	637,607	515,234
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	21,840	24,591
Total liabilities	3,602,748	3,663,446

Stockholders' equity	316,020	275,922
Total liabilities and Stockholders' equity	$3,918,768	$3,939,368

Average Balance Sheet Data
	Fourth Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2009	2008	2009	2008
Assets:
Investment securities	$522,783	$792,641	$536,996	$629,626
Federal funds sold and other interest-earning deposits	301,090	232,591	341,126	92,978
Loans and fees, including loans held for sale	2,287,368	2,315,382	2,372,008	2,369,691
Total earning assets	3,111,241	3,340,614	3,250,130	3,092,295
Total assets	3,232,793	3,470,788	3,415,725	3,232,435

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$324,797	$269,903	$381,665	$321,308
Interest-bearing deposits	1,544,941	1,940,405	1,684,277	1,599,280
Securities sold under agreements to repurchase and other short-term borrowings	327,056	381,695	323,688	375,676
Federal Home Loan Bank advances	653,747	536,161	630,294	588,381
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,566,984	2,899,501	2,679,499	2,604,577
Stockholders' equity	316,855	276,663	305,864	267,578

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2009 Earnings Release (continued)

Income Statement Data

	Fourth Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2009	2008	2009	2008

Total interest income (1)	$37,477	$44,782	$212,605	$202,142
Total interest expense	10,087	16,805	48,742	72,418

Net interest income	27,390	27,977	163,863	129,724

Provision for loan losses	5,197	1,753	33,975	16,205

Non interest income:
Service charges on deposit accounts	4,752	4,809	19,156	19,404
Electronic refund check fees	17	88	25,289	17,756
Net RAL securitization income	16	317	514	13,347
Mortgage banking income	1,663	(270)	11,021	3,536
Debit card interchange fee income	1,322	1,187	5,114	4,776
Net gain / loss on sales, calls and impairment of securities	49	(5,484)	(5,822)	(14,364)
Other	505	343	2,349	1,505
Total non interest income	8,324	990	57,621	45,960

Non interest expenses:
Salaries and employee benefits	11,358	12,392	51,173	52,118
Occupancy and equipment, net	5,559	5,456	22,370	19,760
Communication and transportation	1,354	1,426	5,354	4,672
Marketing and development	784	866	13,146	9,208
FDIC insurance expense	940	880	4,993	1,152
Bank franchise tax expense	686	573	2,643	2,598
Data processing	702	739	3,017	2,771
Debit card interchange expense	1,026	590	3,096	2,402
Supplies	659	392	2,398	1,649
Other real estate owned expense	188	69	2,253	238
Other	2,294	2,843	11,042	11,024
Total non interest expenses	25,550	26,226	121,485	107,592

Income before income tax expense	4,967	988	66,024	51,887
Income tax expense	1,123	384	23,893	18,235

Net income	$3,844	$604	$42,131	$33,652

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2009 Earnings Release (continued)

	Fourth Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2009	2008	2009	2008
Per Share Data:
Basic average shares outstanding	20,802	20,615	20,749	20,518
Diluted average shares outstanding	20,890	20,886	20,884	20,824

End of period shares outstanding:
Class A Common Stock	18,499	18,318	18,499	18,318
Class B Common Stock	2,309	2,310	2,309	2,310

Book value per share	$15.19	$13.38	$15.19	$13.38

Earnings per share:
Basic earnings per Class A Common Stock	0.19	0.03	2.04	1.65
Basic earnings per Class B Common Stock	0.17	0.02	1.99	1.60
Diluted earnings per Class A Common Stock	0.19	0.03	2.02	1.62
Diluted earnings per Class B Common Stock	0.17	0.02	1.98	1.58

Cash dividends declared per share:
Class A Common Stock	0.132	0.121	0.517	0.473
Class B Common Stock	0.120	0.110	0.470	0.430

Performance Ratios:
Return on average assets	0.48%	0.07%	1.23%	1.04%
Return on average equity	4.85	0.87	13.77	12.58
Efficiency ratio (2)	71	76	53	61

Yield on average earning assets	4.82	5.36	6.54	6.54
Cost of interest-bearing liabilities	1.57	2.32	1.82	2.78
Net interest spread	3.25	3.04	4.72	3.76
Net interest margin	3.52	3.35	5.04	4.20

Asset Quality Ratios:
Loans on non-accrual status	43,136	11,324	43,136	11,324
Loans past due 90 days or more and still on accrual	8	2,133	8	2,133
Total non-performing loans	43,144	13,457	43,144	13,457
Other real estate owned	4,772	5,737	4,772	5,737
Total non-performing assets	47,916	19,194	47,916	19,194
Non-performing loans to total loans	1.90%	0.58%	1.90%	0.58%
Non-performing assets to total loans (including OREO)	2.11	0.83	2.11	0.83
Allowance for loan losses to total loans	1.01	0.64	1.01	0.64
Allowance for loan losses to non-performing loans	53	110	53	110
Net loan charge-offs to average loans - Total Company	0.37	0.20	1.09	0.60
Net loan charge-offs to average loans - Banking Segment	0.59	0.25	0.34	0.26
Delinquent loans to total loans (3)	1.98	1.07	1.98	1.07

Other Information:
End of period full-time equivalent employees	747	724	747	724
Number of banking centers	44	45	44	45

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2009 Earnings Release (continued)

Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008
Assets:
Cash and cash equivalents	$1,068,179	$138,906	$165,042	$442,039	$616,303
Investment securities	467,235	498,329	519,376	452,782	904,674
Mortgage loans held for sale	5,445	8,597	33,287	11,499	11,298
Loans	2,268,232	2,292,913	2,287,178	2,314,689	2,303,857
Allowance for loan losses	(22,879)	(19,793)	(19,886)	(17,878)	(14,832)
Federal Home Loan Bank stock, at cost	26,248	26,248	26,248	26,248	25,082
Premises and Equipment, net	39,380	39,629	40,369	40,700	42,885
Goodwill	10,168	10,168	10,168	10,168	10,168
Other assets and interest receivable	56,760	42,424	42,558	57,398	39,933
Total assets	$3,918,768	$3,037,421	$3,104,340	$3,337,645	$3,939,368

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$318,275	$325,641	$338,806	$380,039	$273,203
Interest-bearing	2,284,206	1,352,792	1,415,982	1,588,756	2,470,166
Total deposits	2,602,481	1,678,433	1,754,788	1,968,795	2,743,369

Securities sold under agreements to repurchase and other short-term borrowings	299,580	280,841	299,028	325,214	339,012
Federal Home Loan Bank advances	637,607	699,689	659,732	635,191	515,234
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	21,840	22,295	40,008	63,622	24,591
Total liabilities	3,602,748	2,722,498	2,794,796	3,034,062	3,663,446

Stockholders' equity	316,020	314,923	309,544	303,583	275,922
Total liabilities and Stockholders' equity	$3,918,768	$3,037,421	$3,104,340	$3,337,645	$3,939,368

Average Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008
Assets:
Investment securities	$522,783	$533,202	$519,902	$572,694	$792,641
Federal funds sold and other interest-earning deposits	301,090	87,202	188,604	795,834	232,591
Loans and fees, including loans held for sale	2,287,368	2,308,156	2,316,494	2,612,313	2,315,382
Total earning assets	3,111,241	2,928,560	3,025,000	3,980,841	3,340,614
Total assets	3,232,793	3,056,269	3,216,869	4,174,783	3,470,788

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$324,797	$327,173	$346,065	$531,496	$269,903
Interest-bearing deposits	1,544,941	1,376,461	1,475,972	2,355,747	1,940,405
Securities sold under agreements to repurchase and other short-term borrowings	327,056	311,867	328,951	327,006	381,695
Federal Home Loan Bank advances	653,747	655,791	662,652	547,540	536,161
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,566,984	2,385,359	2,508,815	3,271,533	2,899,501
Stockholders' equity	316,855	318,704	311,831	293,456	276,663

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2009 Earnings Release (continued)

Income Statement Data
	Quarterly Comparison
	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008

Total interest income (4)	$37,477	$38,265	$39,506	$97,357	$44,782
Total interest expense	10,087	10,529	11,585	16,541	16,805
Net interest income	27,390	27,736	27,921	80,816	27,977

Provision for loan losses	5,197	1,427	1,686	25,665	1,753

Non interest income:
Service charges on deposit accounts	4,752	4,990	4,992	4,422	4,809
Electronic refund check fees	17	137	2,230	22,905	88
Net RAL securitization income	16	26	60	412	317
Mortgage banking income	1,663	1,667	3,517	4,174	(270)
Debit card interchange fee income	1,322	1,321	1,312	1,159	1,187
Net gain / loss on sales, calls and impairment of securities	49	(850)	(1,896)	(3,125)	(5,484)
Other	505	597	692	555	343
Total non interest income	8,324	7,888	10,907	30,502	990

Non interest expenses:
Salaries and employee benefits	11,358	12,652	12,647	14,516	12,392
Occupancy and equipment, net	5,559	5,474	5,428	5,909	5,456
Communication and transportation	1,354	1,056	1,021	1,923	1,426
Marketing and development	784	722	663	10,977	866
FDIC insurance expense	940	999	2,004	1,050	880
Bank franchise tax expense	686	685	637	635	573
Data processing	702	766	779	770	739
Debit card interchange expense	1,026	702	694	674	590
Supplies	659	463	398	878	392
Other real estate owned expense	188	82	272	1,711	69
Other	2,294	2,138	2,011	4,599	2,843
Total non interest expenses	25,550	25,739	26,554	43,642	26,226

Income before income tax expense	4,967	8,458	10,588	42,011	988
Income tax expense	1,123	2,797	3,721	16,252	384

Net income	$3,844	$5,661	$6,867	$25,759	$604

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2009 Earnings Release (continued)

	Quarterly Comparison
	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008
Per Share Data:
Basic average shares outstanding	20,802	20,779	20,749	20,662	20,615
Diluted average shares outstanding	20,890	20,922	20,910	20,832	20,886

End of period shares outstanding:
Class A Common Stock	18,499	18,485	18,439	18,412	18,318
Class B Common Stock	2,309	2,309	2,310	2,310	2,310

Book value per share	$15.19	$15.14	$14.92	$14.65	$13.38

Earnings per share:
Basic earnings per Class A Common Stock	0.19	0.27	0.33	1.25	0.03
Basic earnings per Class B Common Stock	0.17	0.26	0.32	1.24	0.02
Diluted earnings per Class A Common Stock	0.19	0.27	0.33	1.24	0.03
Diluted earnings per Class B Common Stock	0.17	0.26	0.32	1.23	0.02

Cash dividends declared per share:
Class A Common Stock	0.132	0.132	0.132	0.121	0.121
Class B Common Stock	0.120	0.120	0.120	0.110	0.110

Performance Ratios:
Return on average assets	0.48%	0.74%	0.85%	2.47%	0.07%
Return on average equity	4.85	7.11	8.81	35.11	0.87
Efficiency ratio (2)	71	71	65	38	76

Yield on average earning assets	4.82	5.23	5.22	9.78	5.36
Cost of interest-bearing liabilities	1.57	1.77	1.85	2.02	2.32
Net interest spread	3.25	3.46	3.37	7.76	3.04
Net interest margin	3.52	3.79	3.69	8.12	3.35

Asset Quality Data:
Loans on non-accrual status	43,136	40,355	31,094	24,133	11,324
Loans past due 90 days or more and still on accrual	8	2	318	352	2,133
Total non-performing loans	43,144	40,357	31,412	24,485	13,457
Other real estate owned	4,772	3,239	2,723	6,386	5,737
Total non-performing assets	47,916	43,596	34,135	30,871	19,194
Non-performing loans to total loans	1.90%	1.76%	1.37%	1.06%	0.58%
Non-performing assets to total loans (including OREO)	2.11	1.90	1.49	1.33	0.83
Allowance for loan losses to total loans	1.01	0.86	0.87	0.77	0.64
Allowance for loan losses to non-performing loans	53	49	64	73	110
Net loan charge-offs to average loans - Total Company	0.37	0.26	(0.06)	3.46	0.20
Net loan charge-offs to average loans - Banking Segment	0.59	0.42	0.23	0.13	0.25
Delinquent loans to total loans (3)	1.98	2.23	1.71	1.53	1.07

Other Information:
End of period full-time equivalent employees	747	752	745	742	724
Number of banking centers	44	44	44	45	45

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2009 Earnings Release (continued)

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between Traditional Banking, Mortgage Banking and Tax Refund Solutions (“TRS”). Loans, investments and deposits provide the majority of revenue from traditional banking operations; servicing fees and loan sales provide the majority of revenue from mortgage banking operations; Refund Anticipation Loan (“RAL”) fees, Electronic Refund Check (“ERC”)/ Electronic Refund Deposit (“ERD”) fees and Net RAL securitization income provide the majority of the revenue from TRS. All Company segments are domestic. Segment information for the quarter and year ended December 31, 2009 and 2008 follows:

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2009 Earnings Release (continued)

	Three Months Ended December 31, 2009
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$27,447	$(173)	$116	$27,390
Provision for loan losses	6,460	(1,263)	-	5,197

Electronic Refund Check fees	-	17	-	17
Net RAL securitization income	-	16	-	16
Mortgage banking income	-	-	1,663	1,663
Net gain on sales, calls and impairment
of securities	49	-	-	49
Other non interest income	6,555	2	22	6,579
Total non interest income	6,604	35	1,685	8,324

Total non interest expenses	21,301	3,686	563	25,550

Gross operating profit	6,290	(2,561)	1,238	4,967
Income tax expense	1,809	(1,115)	429	1,123
Net income	$4,481	$(1,446)	$809	$3,844

Segment assets	$3,908,942	$4,079	$5,747	$3,918,768

Net interest margin	3.79%	NM	NM	3.52%

	Three Months Ended December 31, 2008
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$30,107	$(2,207)	$77	$27,977
Provision for loan losses	2,060	(307)	-	1,753

Electronic Refund Check fees	-	88	-	88
Net RAL securitization income	-	317	-	317
Mortgage banking income	-	-	(270)	(270)
Net loss on sales, calls and impairment
of securities	(5,484)	-	-	(5,484)
Other non interest income	6,357	2	(20)	6,339
Total non interest income	873	407	(290)	990

Total non interest expenses	22,626	3,397	203	26,226

Gross operating profit	6,294	(4,890)	(416)	988
Income tax expense	2,462	(1,917)	(161)	384
Net income	$3,832	$(2,973)	$(255)	$604

Segment assets	$2,773,238	$1,154,777	$11,353	$3,939,368

Net interest margin	4.12%	NM	NM	3.35%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2009 Earnings Release (continued)

	Year Ended December 31, 2009
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$110,352	$52,707	$804	$163,863
Provision for loan losses	15,885	18,090	-	33,975

Electronic Refund Check fees	-	25,289	-	25,289
Net RAL securitization income	-	514	-	514
Mortgage banking income	-	-	11,021	11,021
Net loss on sales, calls and impairment
of securities	(5,822)	-	-	(5,822)
Other non interest income	26,467	52	100	26,619
Total non interest income	20,645	25,855	11,121	57,621

Total non interest expenses	92,513	27,318	1,654	121,485

Gross operating profit	22,599	33,154	10,271	66,024
Income tax expense	7,237	13,175	3,481	23,893
Net income	$15,362	$19,979	$6,790	$42,131

Segment assets	$3,908,942	$4,079	$5,747	$3,918,768

Net interest margin	3.79%	NM	NM	5.04%

	Year Ended December 31, 2008
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$111,193	$18,166	$365	$129,724
Provision for loan losses	8,154	8,051	-	16,205

Electronic Refund Check fees	-	17,756	-	17,756
Net RAL securitization income	-	13,347	-	13,347
Mortgage banking income	-	-	3,536	3,536
Net loss on sales, calls and impairment
of securities	(14,364)	-	-	(14,364)
Other non interest income	25,766	31	(112)	25,685
Total non interest income	11,402	31,134	3,424	45,960

Total non interest expenses	85,829	20,942	821	107,592

Gross operating profit	28,612	20,307	2,968	51,887
Income tax expense	10,180	7,049	1,006	18,235
Net income	$18,432	$13,258	$1,962	$33,652

Segment assets	$2,773,238	$1,154,777	$11,353	$3,939,368

Net interest margin	3.96%	NM	NM	4.20%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2009 Earnings Release (continued)

(1) – The amount of loan fee income included in total interest income was $900,000 and $1.4 million for the quarters ended December 31, 2009 and 2008. The amount of loan fee income included in total interest income was $60.7 million and $24.4 million for the years ended December 31, 2009 and 2008.

(2) – Equals total non-interest expense divided by the sum of net interest income and non interest income. The ratio excludes net loss on sales, calls and impairment of investment securities.

(3) – Equals total loans over 30 days past due divided by total loans.

(4) – The amount of loan fee income included in total interest income per quarter was as follows: $900,000 (quarter ended December 31, 2009), $763,000 (quarter ended September 30, 2009), $1.2 million (quarter ended June 30, 2009), $57.8 million (quarter ended March 31, 2009) and $1.4 million (quarter ended December 31, 2008).

NM – Not meaningful